Exhibit 5.2

1345 Avenue of the Americas

New York, NY 10105

Telephone (1) 212 903 9000

Facsimile (1) 212 903 9100

Republic of South Africa

National Treasury

Private Bag X115

Pretoria, 0001

South Africa

January 17, 2012

Dear Sirs,

Republic of South Africa (the “Issuer”)

$1,500,000,000 4.665% Notes due 2024 (the “Securities”)

1	We have acted as counsel to the Underwriters (as defined below) in connection with the offering by the Issuer, pursuant to the Registration Statement (No. 333-163821) on Schedule B relating to the Securities and other securities of the Issuer (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), of the Securities.

2	This opinion is limited to the federal law of the United States and the laws of the State of New York, and we express no opinion as to the effect of the laws of any other State of the United States or any other jurisdiction.

3

For the purpose of this opinion, we have examined the Registration Statement, including the Prospectus, dated December 18, 2009 (the “Prospectus”), and the Prospectus Supplement, dated January 9, 2012 (the “Prospectus Supplement”), the Amended and Restated Fiscal Agency Agreement, dated May 15, 2003 (the “Fiscal Agency Agreement”), between the Issuer and Deutsche Bank Trust Company Americas, as fiscal agent (the “Fiscal Agent”), a copy of the Securities in global form as executed by the Issuer, the Pricing Agreement, dated January 9, 2012 (the “Pricing Agreement”), between the Issuer and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as Representatives of the Underwriters set forth therein (the “Underwriters”), the Underwriting Agreement, dated September 26, 2007 (the “Underwriting Agreement”), of the Issuer incorporated by reference in the Pricing Agreement and such certificates and other documents, and such questions of law, as we have considered necessary or appropriate. We have assumed that the Issuer has the power to execute and deliver the Underwriting Agreement, the Pricing Agreement, the Securities and the Fiscal Agency Agreement, and perform its obligations thereunder, that the Underwriting Agreement, the Pricing Agreement, the Securities and the Fiscal Agency Agreement have been duly and validly authorized, executed and delivered under the laws of the Republic of South Africa by the Issuer, that the Securities conform to the forms examined by us and that the signatures on all documents examined by us are genuine, assumptions that we have not independently verified.

4	In our opinion, the Securities constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5	We note that the designation in the Underwriting Agreement and the Fiscal Agency Agreement of the United States federal courts set forth therein as venues for proceedings relating to the Underwriting Agreement, the Securities and the Fiscal Agency Agreement is subject to the power of United States federal courts to transfer proceedings pursuant to Section 1404(a) of Title 28 of the United States Code or to dismiss such proceedings on the grounds that such United States federal court is an inconvenient forum for such actions. In addition, we note that the enforceability in the United States of the waiver of immunities by the Issuer set forth in Section 17 of the Underwriting Agreement and Section 15 of the Fiscal Agency Agreement is subject to the limitations imposed by the Foreign Sovereign Immunities Act of 1976 and to other limitations contained in such agreements.

6	We hereby consent to the filing of this opinion as an exhibit to an Amendment to South Africa’s Annual Report on Form 18-K for its Fiscal Year ended March 31, 2011 and to the references to us under the heading “Validity of the Securities” in the Prospectus and under the heading “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Commission issued thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Yours faithfully,

/s/ Linklaters LLP
Linklaters LLP